SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  JULY 15, 1996




                             THE PANDA PROJECT, INC.
             (Exact name of registrant as specified in its charter)



FLORIDA                           0-24030                        65-0323354
(State of other juris-            (Commission                    (IRS Employer
diction of incorporation)          File Number)                  Identification
                                                                 Number)

5201 CONGRESS AVENUE, C-100
BOCA RATON, FLORIDA                                   33487
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:      (407) 994-2300





                         -------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  OTHER EVENTS

        The Panda Project, Inc. (the "Company") has completed a private placement of approximately 1,100,000 shares of its Common Stock for aggregate proceeds of approximately $10 million. The purchasers in the private placement will also receive warrants to purchase an aggregate of approximately 1,100,000 shares of Common Stock at an exercise price of $11.00 per share. The Company plans to use the proceeds of the private placement for working capital and for continuation of research and development related to its computer and semiconductor technologies. The securities issued in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.



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                                   SIGNATURES




        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE PANDA PROJECT, INC.



                                             By:  /S/ C. DARYL HOLLIS
                                               _______________________
                                                  C. Daryl Hollis
Dated:  July 18, 1996                             Chief Financial Officer